Registration Number 333-__________

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
               ___________________________________
                             FORM S-8

                      REGISTRATION STATEMENT
                            UNDER THE
                      SECURITIES ACT OF 1933
               ___________________________________

                    BLOUNT INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

          Delaware                                     63-0780521
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

    4520 Executive Park Drive, Montgomery, Alabama 36116-1602
                           334-244-4000
  (Address, including zip code, of Principal Executive Offices)
                   ____________________________

        1998 Blount Long Term Executive Stock Option Plan
                       (Full Title of Plan)

                        D. Joseph McInnes
                    Blount International, Inc.
                    4520 Executive Park Drive
                  Montgomery, Alabama 36116-1602
                           334-244-4000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         With a copy to:
                      L. Daniel Morris, Jr.
                    Blount International, Inc.
                    4520 Executive Park Drive
                  Montgomery, Alabama  36116-1602
                           334-244-4000

                  CALCULATION OF REGISTRATION FEE

Title of Securities
to be Registered:           Class A Common Stock, $.01 par value per share

Amount to be Registered:    1,200,000 shares

Proposed Maximum Offering
Price Per Share:            $28.375 (1)

Proposed Maximum Aggregate
Offering Price:             $34,050,000 (1)

Amount of Registration Fee: $10,044.75 (1)

(1) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933. The registration fee was calculated pursuant to Rules 457(h)(1) and
    (c) and based upon the average of the high and low prices ($28.375) for the registrant's Class A Common Stock on the New York Stock Exchange Composite Tape on June 9, 1998, as reported by The Wall Street Journal.

       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) Prospectus and are available, without charge, to the participants upon written or oral request to Secretary, Blount International, Inc., 4520 Executive Park Drive, Montgomery, Alabama 36116-1602 (telephone number 334-244-4000).
The documents containing the information requested by Part I of Form S-8, the Annual Report on Form 10-K of Blount International, Inc., and all reports, proxy statements and other communications distributed generally to the security holders of Blount International, Inc. are available, without charge, to participants upon written or oral request to Secretary, Blount International, Inc., 4520 Executive Park Drive, Montgomery, Alabama 36116-1602 (telephone number 334-244-4000).


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The following documents are incorporated herein by reference and made a part hereof:

     (1)The Annual Report on Form 10-K of Blount International,
Inc. (the "Company") for the year ended December 31, 1997.

     (2)The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1998.

     (3)The Current Report on Form 8-K/A of the Company dated
January 20, 1998.

     (4)The Annual Report on Form 10-K/A of the Company dated
March 27, 1998.

     (5)The description of the capital stock of the Company contained in the Company's Form 8-A filed with the Commission on October 18, 1995 (Commission File No. 001-11549), which incorporates by reference the description of the capital stock of the Company contained in the Company's Registration Statement on Form S-4 (Registration No. 33-63141).

    All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the Prospectus and prior to the termination of the offering of the Class A Common Stock of the Company offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 5.  Interest of Named Experts and Counsel.

    L. Daniel Morris, Jr. beneficially owns approximately 38,700 shares of Class A Common Stock and zero shares of Class B Common
Stock of the Company and $25,000 (principal amount) of Blount, Inc.'s 9% Senior Subordinated Notes due 2003.

Item 6.  Indemnification of Directors and Officers.

    As permitted by Section 102(b)(7) of the General Corporation
Law of the State of Delaware (the "DGCL"), the Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Restated Certificate of Incorporation of the Company requires that the liability of a director of the Company be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of this provision of the Restated Certificate of Incorporation of the Company by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

    In accordance with Section 145 of the DGCL, the By-Laws of the Company provide that the Company shall indemnify, and in connection with such indemnification may advance expenses to, any person who is or was a director, officer, employee or agent of the Company, and any person who is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law, including without limitation the DGCL. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of the By-Laws of the Company, then the By-Laws require that the Company indemnify such persons to the fullest extent permitted by law as or in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought. The indemnification and advancement of expenses pursuant to the By-Laws shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under such By-Laws, the Restated Certificate of Incorporation of the Company, any separate contract or agreement or applicable law.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

    Pursuant to the Plan and Agreement of Merger, dated August 17, 1995 (the "Merger Agreement"), among the Company, a corporation controlled by Winton M. Blount and his children (such persons, together with the spouse of Winton M. Blount, being referred to together herein as the "Blount Family"), HBC Transaction Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Blount, Inc., a Delaware corporation (the "Surviving Corporation"), the Company is required to, and is required to cause the Surviving Corporation to, jointly and severally indemnify, defend and hold harmless the present and former officers and directors of the Company, including members of the Blount Family (collectively, the "Indemnified Parties") against all losses, expenses (including attorneys' fees), claims, damages, costs, liabilities or judgments or amounts that are paid in settlement with the approval of the Company (which approval shall not be unreasonably withheld) arising out of actions or omissions occurring at or prior to the Effective Time of Merger (as defined in the Merger Agreement) or required under the DGCL (and shall also pay expenses in advance of the final disposition of any claim to each Indemnified Party) to the fullest extent permitted, under the terms and conditions provided by, the DGCL. The Company is also required to use its best efforts to arrange to have the Indemnified Parties named as insureds under, or otherwise covered by, the officers and directors liability insurance policy of the Surviving Corporation which will be continued by the Company following the Effective Time of the Merger (as long as any such policy shall be in force), provided that such action shall not involve unreasonable cost to the Company.

    In addition, the By-Laws of the Company permit the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprises, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify
such person against such liability under applicable law.   Policies
of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are a parties by reason of being or having been such directors or officers.

Item 8.  Exhibits and Financial Statement Schedules.

 (a)Exhibits

    The following exhibits are filed as part of this Registration
Statement:

 *4(a)    Restated Certificate of Incorporation of Blount
          International, Inc. (included as Exhibit I to
          Appendix A to the Registration Statement on
          Form S-4 of Blount International, Inc. (Reg.
          No. 33-63141)).
 *4(b)    By-Laws of Blount International, Inc. (included
          as Exhibit II to Appendix A to the Registration
          Statement on Form S-4 of Blount International,
          Inc. (Reg. No. 33-63141)).
 *4(c)    Form of Registration Rights and Stock Transfer
          Restriction Agreement (included as Exhibit IV
          to Appendix A to the Registration Statement on
          Form S-4 of Blount International, Inc. (Reg.
          No. 33-63141)).
 *4(d)    Registration Statement on Form S-2 (Reg. No.
          33-62728) of Blount, Inc. with respect to the
          9% subordinated notes due June 2003 of Blount,
          Inc., including amendments and exhibits.
 *4(e)    1992 Blount Incentive Stock Option Plan of
          Blount, Inc. (included as Appendix C to the
          Registration Statement on Form S-4 of Blount
          International, Inc. (Reg. No. 33-63141)).
 *4(f)    1994 Blount Executive Stock Option Plan of
          Blount, Inc. (included as Appendix D to the
          Registration Statement on Form S-4 of Blount
          International, Inc. (Reg. No. 33-63141)).
 *4(g)    1995 Blount Long-Term Executive Stock Option
          Plan (included as Appendix E to the
          Registration Statement on Form S-4 of Blount
          International, Inc. (Reg. No. 33-63141)).
  4(h)    1998 Blount Long Term Executive Stock Option Plan.
  5(a)    Opinion of L. Daniel Morris, Jr. as to the legality of
          the securities being registered.
 23(a)    Consent of Coopers & Lybrand L.L.P.
 23(b)    Consent of L. Daniel Morris, Jr. (contained in
          exhibit 5(a)).
 24(a)    Powers of Attorney of certain directors and officers.


*   Incorporated by reference.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

             (i)   To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1993;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with
                   respect to the plan or distribution not
                   previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and
             (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama, on June 11, 1998.


                                             BLOUNT INTERNATIONAL, INC.


                                             By: /s/ Harold E. Layman
                                                     Harold E. Layman
                                               Executive Vice President-
                                                Finance Operations and
                                                Chief Financial Officer



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature               Title                             Date


  * Winton M. Blount        Chairman of the Board and         June 8, 1998
    Winton M. Blount        Director


  * John M. Panettiere      President, Chief Executive        June 5, 1998
    John M. Panettiere      Officer and Director


/s/ Harold E. Layman        Executive Vice President-Finance  June 11, 1998
    Harold E. Layman        Operations and Chief Financial
                            Officer


/s/ Rodney W. Blankenship   Vice President and Controller     June 11, 1998
    Rodney W. Blankenship   (Principal Accounting Officer)


  * Haley Barbour           Director                          June 5, 1998
    Haley Barbour

                            Director                          June __, 1998
    Samuel R. Blount


                            Director                          June __, 1998
    W. Houston Blount


  * R. Eugene Cartledge     Director                          June 8, 1998
    R. Eugene Cartledge


  * C. Todd Conover         Director                          June 5, 1998
    C. Todd Conover


                            Director                          June __, 1998
    H. Corbin Day


  * Emory M. Folmar         Director                          June 8, 1998
    Emory M. Folmar


  * Mary D. Nelson          Director                          June 9, 1998
    Mary D. Nelson


  * Arthur P. Ronan         Director                          June 5, 1998
    Arthur P. Ronan


  * Andrew A. Sorensen      Director                          June 8, 1998
    Andrew A. Sorensen


*By /s/ L. Daniel Morris, Jr.                                 June 11, 1998
        L. Daniel Morris, Jr.
        Attorney in Fact

                                                Index of Exhibits


*4(a)    Restated Certificate of Incorporation of Blount
         International, Inc. (included as Exhibit I to
         Appendix A to the Registration Statement on
         Form S-4 of Blount International, Inc. (Reg.
         No. 33-63141)).
*4(b)    By-Laws of Blount International, Inc. (included
         as Exhibit II to Appendix A to the Registration
         Statement on Form S-4 of Blount International,
         Inc. (Reg. No. 33-63141)).
*4(c)    Form of Registration Rights and Stock Transfer
         Restriction Agreement (included as Exhibit IV
         to Appendix A to the Registration Statement on
         Form S-4 of Blount International, Inc. (Reg.
         No. 33-63141)).
*4(d)    Registration Statement on Form S-2 (Reg. No.
         33-62728) of Blount, Inc. with respect to the
         9% subordinated notes due June 2003 of Blount,
         Inc., including amendments and exhibits.
*4(e)    1992 Blount Incentive Stock Option Plan of
         Blount, Inc. (included as Appendix C to the
         Registration Statement on Form S-4 of Blount
         International, Inc. (Reg. No. 33-63141)).
*4(f)    1994 Blount Executive Stock Option Plan of
         Blount, Inc. (included as Appendix D to the
         Registration Statement on Form S-4 of Blount
         International, Inc. (Reg. No. 33-63141)).
*4(g)    1995 Blount Long-Term Executive Stock Option
         Plan (included as Appendix E to the
         Registration Statement on Form S-4 of Blount
         International, Inc. (Reg. No. 33-63141)).
4(h)     1998 Blount Long Term Executive Stock Option Plan.
5(a) Opinion of L. Daniel Morris, Jr. as to the legality of the securities being registered.
23(a)    Consent of Coopers & Lybrand L.L.P.
23(b)    Consent of L. Daniel Morris, Jr. (contained in
         exhibit 5(a)).
24(a)    Powers of Attorney of certain directors and officers.

*   Incorporated by reference.
                                                         Exhibit 4(h)


        1998 Blount Long Term Executive Stock Option Plan


                            ARTICLE I
                           DEFINITIONS

Sec. 1.1 Definitions

    As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

    (a) "Company" shall mean Blount International, Inc., a
    Delaware corporation.

    (b) "Board" shall mean the Board of Directors of the Company.

    (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (d) "Covered Employee" shall mean any individual who, as of the last day of the Company's taxable year, is either the Chief Executive Officer of the Company or is acting in such capacity, or is among the four highest compensated officers of the Company and subsidiaries other than the Chief Executive Officer.

    (e) "Committee" shall mean the Compensation and Management Development Committee of the Board consisting of two (2) or more persons.

    (f) "Stock," with respect to each share to which that term refers, shall mean one (1) share of Class A Common
    Stock of the Company, par value $0.01 per share.

    (g) "Fair Market Value" shall mean the average of the highest price and the lowest price per share at which the Stock is sold in the regular way on the New York Stock Exchange, Inc. on the day an Option is granted hereunder or, in the absence of any reported sales on such day, the first preceding day on which there were such sales.

    (h) "Fundamental Change" shall mean any of the following events:

             (i) the sale by the Company of substantially all of its assets to a single purchaser or a group of associated or affiliated purchasers;

             (ii) the sale, exchange, or other disposition, in one transaction to an entity or entities not affiliated with the Company, of more than fifty percent (50%) of the outstanding common stock of the Company other than a sale, exchange, or disposition of the common stock of the Company resulting from a public or private offering of common stock or other security convertible into common stock of the Company which offering is sponsored or initiated by the Company and approved by the Board;

             (iii) the merger or consolidation of the Company in a transaction in which the stockholders of the Company receive less than fifty percent (50%) of the outstanding voting stock of the new or continuing entity; or

             (iv) individuals who, as of February 2, 1998, constitute the Board (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to February 2, 1998, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be for purposes of the Plan, considered as though such person were a Continuing Director.

    (i) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

    (j) "Optionee" shall mean an employee to whom an Option has been granted hereunder.

    (k) "Plan" shall mean the 1998 Blount Long Term
    Executive Stock Option Plan, the terms of which are set forth herein.

    (l) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

    (m) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.


                            ARTICLE II
                             THE PLAN

Sec. 2.1  Name

    This plan shall be known as the "1998 Blount Long Term
Executive Stock Option Plan".

Sec. 2.2  Purpose

    The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to key management employees of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interest in the Company and to allow such employees to benefit directly from improved performance of the Company by the grant to such employees of Options under the terms set forth herein. By thus encouraging such employees to become owners of the Company stock and allowing them to benefit directly from improved performance of the Company, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. The Options granted under this Plan are not intended to qualify as incentive stock options under Section 422 of the Code.

Sec. 2.3  Effective Date

    The Plan shall be deemed adopted and shall become effective upon its approval by the Board subject to its subsequent approval within 12 months of adoption by the Board by the stockholders of the Company at an annual or special meeting of the stockholders of the Company. No option granted hereunder may become exercisable unless and until such approval is obtained.


                           ARTICLE III
                           PARTICIPANTS

Sec. 3.1 Eligibility

    Any officer or other key management employee of the Company or its subsidiaries shall be eligible to participate in the Plan; provided, however, that each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of the Treasury regulations under Section 162(m) of the Code. The Committee may grant Options to any eligible employee in accordance with such determinations as the Committee from time to time in its sole discretion shall make.

                            ARTICLE IV
                          ADMINISTRATION

Sec. 4.1 Duties and Powers of Committee

    The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among eligible employees those to whom and the time or times at which Options may be granted, the number of shares of Stock to be subject to each Option, and the period for the exercise of such Option which need not be the same for each grant hereunder. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.



Sec. 4.2 Majority Rule

    A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

Sec. 4.3 Company Assistance

    The Company shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                            ARTICLE V
                 SHARES OF STOCK SUBJECT TO PLAN

Sec. 5.1 Limitations

    Subject to adjustment pursuant to the provisions of Section
5.3 hereof, the number of shares of Stock which may be issued and sold hereunder shall not exceed 1,200,000 shares of Stock. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. The maximum number of shares with respect to which Options may be granted to any individual who has been a Covered Employee at any time during the term of the Plan is 500,000 in any calendar year.

Sec. 5.2 Options Granted Under Plan

    Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.

Sec. 5.3 Antidilution and Fundamental Change

    In the event that the outstanding shares of Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

    (a) the aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately;

    (b) rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;

    (c) where dissolution or liquidation of the Company is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, subject to the other provisions of the Plan, for thirty (30) days prior to such dissolution or liquidation, to exercise his Option in full, without regard to any installment exercise provisions, to the extent that it shall not have been exercised;

    The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment shall provide for the elimination of fractional share interests.

    In the event of a Fundamental Change, subject to the other provisions of the Plan, Optionee shall have the right to exercise his Option in full, without regard to any installment exercise or vesting provisions, to the extent that it shall not have been exercised.


                            ARTICLE VI
                              OPTIONS

Sec. 6.1 Option Grant and Agreement

    Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan. Such Agreement shall bind the Optionee to provide written notice to the Company in the event that the Optionee shall make an election under Section 83(b) of the Code with respect to any Stock purchased through exercise of an Option under this Plan; such written notice shall be presented to the Company no later than ten (10) days following the filing of such election.

Sec. 6.2 Option Price

    The per share price of the Stock subject to each Option shall be determined by the Committee, but said per share price shall not be less than the Fair Market Value of the Stock on the date the Option is granted.

Sec. 6.3 Option Period

    The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten years from the date of grant of the Option.

Sec. 6.4 Option Exercise

    (a) Options may be exercised with respect to whole shares only, for such shares of Stock and within the period permitted by the exercise thereof as determined by the Committee, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office in the State of Alabama, and payment in full in cash to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised. If and to the extent that the Company is required to withhold on account of any present or future tax imposed by any taxing authority with respect to such exercise, the notice of exercise shall be accompanied by a check to the order of the Company in payment of the amount of such with-holding, as determined by the Company in its sole discretion.

    (b) No Option granted hereunder shall be exercisable unless at all times during the period beginning on the date of the granting of such Option and ending on the day which is three months before the date of exercise (or ending on the day which is twelve months before the date of exercise in case of the death of the Optionee) the Optionee was an employee of either the Company or a parent or Subsidiary of the Company, or a corporation (or parent or subsidiary of such corporation) issuing or assuming such Option.

Sec. 6.5 Nontransferability of Option

    No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee the Option shall be exercisable only by the Optionee.

Sec. 6.6 Effect of Death or Other Termination of Employment

    (a) If on or subsequent to the date an Option shall have
been granted, the Optionee's employment with the Company or its subsidiaries shall be terminated by the Company or subsidiaries with or without cause, or by the act of the Optionee including death, the Optionee's right to exercise such Option shall extend only to the number of shares under the Option which such Optionee has on such date a fully vested right to exercise the Option with respect thereto. The Option with respect to all remaining shares shall terminate, and except as set forth in this Plan all rights
under the Option shall cease.   Notwithstanding the foregoing
provisions of this Section 6.6(a), if an Optionee is 60 years old or more and retires under a tax qualified pension plan of the Company directly from service with the Company or a subsidiary, such Optionee shall have the right for three months after the effective date of retirement (but not to exceed the original expiration date of the Option) to exercise such Option to the extent not previously exercised whether or not he/she would otherwise have a fully vested right to exercise the Option.

    (b) In the event of the death of an Optionee, the executor or administrator of the estate of the Optionee or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right to exercise the Optionee's Option to the extent exercisable by such Optionee on the date of death for one year following the date of death (but not to exceed the original expiration date of the Option).

    (c) No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

Sec. 6.7 Rights as Stockholder

    An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.


                           ARTICLE VII
                        STOCK CERTIFICATES

Sec. 7.1 Stock Certificates

    The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

    (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

    (b) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

    (c) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

    (d) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience.


                           ARTICLE VIII
       TERMINATION, AMENDMENT AND MODIFICATION OF THE PLAN

Sec. 8.1 Termination, Amendment and Modification of the Plan

    The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board may in any manner affect any Stock Option Agreement theretofore granted pursuant to the Plan without the consent of the Optionee or transferee of the Option.





                            ARTICLE IX
                          MISCELLANEOUS

Sec. 9.1 Employment

    Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any employee the right to continue in the employ of the Company or any Subsidiary.

 Sec. 9.2 Other Compensation Plans

    The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

Sec. 9.3 Plan Binding on Successors

    The Plan shall be binding upon the successors and assigns of the Company.

 Sec. 9.4 Singular, Plural; Gender

    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

Sec. 9.5 Headings, Etc., No Part of Plan

    Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

                                                     Exhibit 5(a)





                          June 11, 1998



Blount International, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602

     Re:1998 Blount Long Term Executive Stock Option Plan

Ladies and Gentlemen:

    In my capacity as Vice President, Legal Services for
Blount International, Inc., a Delaware corporation (the "Company"), I have examined the Registration Statement on Form S-8 (the "Registration Statement") in form as proposed to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended, relating to the issuance of shares of the Class A Common Stock, par value $.01 per share, of the Company (the "Company Class A Common Stock"), pursuant to the terms of the 1998 Blount Long Term Executive Stock Option Plan, as the same has been assumed by the Company (the "1998 Plan"), pursuant to which 1998 Plan 1,200,000 shares of the Company Class A Common Stock are available for issuance. In this connection, I have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

    Upon the basis of the foregoing, I am of the opinion that the 1,200,000 shares of the Company Class A Common Stock referred to above available for issuance under the Registration Statement, to the extent actually issued pursuant to and in accordance with the 1998 Plan, will have been duly and validly authorized and issued and will be fully paid and nonassessable shares of the Company Class A Common Stock.

    I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, I hereby consent to the inclusion of the statements made in reference to me under the caption "INTERESTS OF NAMED EXPERTS AND COUNSEL" in Item 5 of Part II of the Registration Statement.

    Yours very truly,



                                    /s/ L. Daniel Morris, Jr.
                                       L. Daniel Morris, Jr.
                                       Vice President, Legal Services

                                                    Exhibit 23(a)





                CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 26, 1998, on our audits of the consolidated financial statements and financial statement schedules of Blount International, Inc. as of the last day of December, 1997 and December, 1996 and for the years ended December 31, 1997 and February 29, 1996, and for the ten months ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts."



                                              /s/ Coopers & Lybrand L.L.P.





Atlanta, Georgia
June 12, 1998

                                                    Exhibit 24(a)


                        POWER OF ATTORNEY


    The undersigned director of Blount International, Inc.
(the "Company") hereby makes, constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1998 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of Richard H. Irving, III and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this 8th day of June 1998.



                                                 /s/ Winton M. Blount

                                                    Exhibit 24(a)


                        POWER OF ATTORNEY


    The undersigned director of Blount International, Inc.
(the "Company") hereby makes, constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1998 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of Richard H. Irving, III and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this 5th day of June 1998.



                                                 /s/ John M. Panettiere

                                                    Exhibit 24(a)


                        POWER OF ATTORNEY


    The undersigned director of Blount International, Inc.
(the "Company") hereby makes, constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1998 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of Richard H. Irving, III and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this 5th day of June 1998.



                                                 /s/ Haley Barbour

                                                    Exhibit 24(a)


                        POWER OF ATTORNEY


    The undersigned director of Blount International, Inc.
(the "Company") hereby makes, constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1998 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of Richard H. Irving, III and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this 8th day of June 1998.



                                                 /s/ R. Eugene Cartledge

                                                    Exhibit 24(a)


                        POWER OF ATTORNEY


    The undersigned director of Blount International, Inc.
(the "Company") hereby makes, constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1998 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of Richard H. Irving, III and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this 5th day of June 1998.



                                                 /s/ C. Todd  Conover

                                                    Exhibit 24(a)


                        POWER OF ATTORNEY


    The undersigned director of Blount International, Inc.
(the "Company") hereby makes, constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1998 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of Richard H. Irving, III and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this 8th day of June 1998.



                                                 /s/ Emory M. Folmar

                                                    Exhibit 24(a)


                        POWER OF ATTORNEY


    The undersigned director of Blount International, Inc.
(the "Company") hereby makes, constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1998 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of Richard H. Irving, III and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this 9th day of June 1998.



                                                 /s/ Mary D. Nelson

                                                    Exhibit 24(a)


                        POWER OF ATTORNEY


    The undersigned director of Blount International, Inc.
(the "Company") hereby makes, constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1998 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of Richard H. Irving, III and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this 5th day of June 1998.



                                                 /s/ Arthur P. Ronan

                                                    Exhibit 24(a)


                        POWER OF ATTORNEY


    The undersigned director of Blount International, Inc.
(the "Company") hereby makes, constitutes and appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1998 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of Richard H. Irving, III and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this 8th day of June 1998.



                                                 /s/ Andrew A. Sorensen